Exhibit 13.1
TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED
Certification
     Pursuant to 18 U.S.C. § 1350, the undersigned, Rick Tsai, Chief Executive Officer of Taiwan Semiconductor Manufacturing Company Limited (the “Company”), hereby certifies, to his knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: April 17, 2009

By:	/s/ Rick Tsai
	Name:	Rick Tsai
	Title:	Chief Executive Officer

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.